Exhibit 99.2

ALPHANATIONAL
TECHNOLOGY SERVICES, INC.

FINANCIAL REPORT

DECEMBER 31, 2003 AND 2002

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AlphaNational Technology Services, Inc.
Fort Worth, Texas

We have audited the accompanying balance sheets of AlphaNational Technology Services, Inc. as of December 31, 2003 and 2002 and the related statements of income, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AlphaNational Technology Services, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
December 5, 2004

4206

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,256	$97,869
Accounts receivable	667,393	477,773
Inventory, lower of average cost or market	301,053	314,567
Other receivables	16,594	1,875
Prepaid Expenses	—	12,857
Deferred taxes	26,860	8,283

Total current assets	1,015,156	913,224
PROPERTY AND EQUIPMENT, at cost
Land	732,094	732,094
Furniture and fixtures	39,622	39,622
Equipment	366,368	364,369
System software	206,580	206,579
Leasehold improvements	64,185	64,185

	1,408,849	1,406,849
Less accumulated depreciation	603,135	589,446

	805,714	817,403
OTHER ASSETS
Deposits	5,100	11,948
Lexmark customer list - net of amortization	404,761	547,619

	409,861	559,567

TOTAL ASSETS	$2,230,731	$2,290,194

The accompanying notes are an integral part of these financial statements.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Checks issued in excess of bank balances	$27,997	$—
Current portion of long-term debt	485,402	104,571
Notes payable	481,631	483,408
Note payable to stockholder	17,000	—
Accounts payable	247,638	95,259
Accrued liabilities	176,962	148,891
Income tax payable	193,156	490,035
Other current liabilities	—	16,359
Deferred income	593,676	890,324

Total current liabilities	2,223,462	2,228,847
LONG-TERM DEBT	40,414	80,724

Total liabilities	2,263,876	2,309,571
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $1 par value; authorized 500,000 shares; issued and outstanding 2003 39,000 shares and 2002 issued 121,000 shares	39,000	121,000
Retained earnings (deficit)	(72,145)	1,444,723

Less cost of common shares reacquired for the treasury; 2002 76,500 shares	—	(1,585,100)

Total stockholders’ equity (deficit)	(33,145)	(19,377)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,230,731	$2,290,194

The accompanying notes are an integral part of these financial statements.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE
Service revenue	$6,638,522	$7,438,284
Miscellaneous income	7,134	6,404

Total revenue	6,645,656	7,444,688
COST OF SALES AND SERVICE REVENUES
Technician salaries and wages	773,325	875,416
Contracted services	1,107,352	683,179
Cost of parts	814,922	1,263,540

	2,695,599	2,822,135

Gross profit	3,950,057	4,622,553
OPERATING EXPENSES
Salaries, wages, and payroll taxes	1,923,229	2,036,943
Depreciation and amortization	177,480	188,958
Insurance	264,073	164,408
Rent	176,715	172,776
Other general operating expenses	1,083,456	936,339

	3,624,953	3,499,424

Income from operations	325,104	1,123,129
OTHER INCOME (EXPENSE)
Interest expense	84,551	51,709

Income before income tax expense	240,553	1,071,420
INCOME TAX EXPENSE	81,788	364,283

Net income	$158,765	$707,137

Weighted averages shares outstanding	46,944	48,717

Earnings per common share – basic and diluted	$3.38	$14.52

The accompanying notes are an integral part of these financial statements.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common	Retained	Treasury
	Stock	Earnings	Stock	Total
BALANCE,
December 31, 2001	$121,000	$737,586	($1,420,000)	($561,414)
Repurchase of common stock	—	—	(165,100)	(165,100)
Net income		707,137		707,137

BALANCE,
December 31, 2002	121,000	1,444,723	(1,585,100)	(19,377)
Repurchase of common stock	—	—	(100,000)	(100,000)
Cancellation of treasury stock	(82,000)	(1,603,100)	1,685,100	—
Dividends	—	(72,533)	—	(72,533)
Net income	—	158,765		158,765

BALANCE,
December 31, 2003	$39,000	($72,145)	$—	($33,145)

The accompanying notes are an integral part of these financial statements.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$158,765	$707,137
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	177,480	188,958
Deferred taxes	(18,577)	(8,283)
Change in operating assets and liabilities:
Accounts receivable	(189,620)	942,458
Other receivables	(14,719)	10,321
Inventory	13,514	(73,033)
Prepaids and deposits	19,705	(2,297)
Checks issued in excess of bank balances	27,997	—
Accounts payable	152,379	(101,841)
Accrued liabilities	(306,131)	76,016
Deferred income	(296,648)	(910,457)

Net cash provided by (used in) operating activities	(275,855)	828,979
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,693)	(25,046)

Net cash used in investing activities	(3,693)	(25,046)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on short-term debt	462,039	120,000
Principal payments on debt	(104,571)	(697,092)
Distributions to shareholders	(72,533)	—
Common stock repurchased	(100,000)	(165,100)

Net cash provided by (used in) financing activities	184,935	(742,192)

Net change in cash and cash equivalents	(94,613)	61,741
CASH AND CASH EQUIVALENTS, beginning of year	97,869	36,128

CASH AND CASH EQUIVALENTS, end of year	$3,256	$97,869

SUPPLEMENTARY DISCLOSURE
Interest Paid	$75,504	$51,709

The accompanying notes are an integral part of these financial statements.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

The accounting policies relative to the carrying value of property and equipment and inventory are indicated in the captions on the balance sheet. Other significant accounting policies are as follows:

Nature of Operations

AlphaNational Technology Services, Inc. (AlphaNational or Company) provides nationwide on-site service on personal computers, printers, fax terminals, typewriters and related products. Services are provided through service contracts for parts and labor repair or time and materials billings. AlphaNational has over 200 technicians strategically located to meet clients’ demands and a central service depot located with the Company’s home office in Fort Worth, Texas.

Revenue Recognition

Revenue is recognized either ratably over the life of maintenance contracts or as service is rendered in the instance of non-contract maintenance. Unearned revenue is stated as deferred income on the balance sheet. The Company bills maintenance contracts either monthly, quarterly, or annually in advance.

Advertising

Advertising costs are expensed as incurred. The amount charged to expense for the years ended December 31, 2003 and 2002 was $354 and $895, respectively.

Depreciation

Depreciation is provided using the straight-line method over the estimated useful lives of the applicable assets, which are generally five to ten years. Leasehold improvements are amortized over eighteen years. The IBM/Lexmark customer list acquired in November 1999 is being amortized over its expected life of seven years. Depreciation and amortization expense charged to operations during the years ended December 31, 2003 and 2002 was $177,480 and $188,958, respectively.

Software Development

The Company capitalizes eligible software development costs associated with computer software used in its development of internet ordering capability. The costs are amortized using the straight-line method over the remaining estimated economic life of the product, which is generally five years.

Inventories

Inventories are stated at the lower of average cost or market. Inventories consist of used parts either purchased in bulk or reclaimed from used machine purchases.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES - continued

Cash Flows Presentation

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

All receivables considered doubtful have been charged to current operations and it is management’s opinion that no significant amounts are doubtful of collection.

Income Taxes

The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NOTE 2. OPERATING LEASES

The Company leases its Fort Worth, Texas offices under a long-term operating lease. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 2003, are as follows:

2004	$64,513

The Company leases small offices in other states under various operating leases. Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of December 31, 2003, are as follows:

2004	$23,280

Rental expense for office space was $176,715 and $172,776 for the years ended December 31, 2003 and 2002, respectively.

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. CONCENTRATION OF CREDIT RISK

The Company operates in one industry segment. The Company receives the majority of its revenue in advance through either month-to-month, quarterly or annual maintenance agreements. Historically, credit losses have been minimal. One major customer accounted for more than 26.18% and 60% of net sales for the years ended December 31, 2003 and 2002, respectively.

NOTE 4. SHORT-TERM NOTES PAYABLE

The Company has a bank revolving line-of-credit which expires on April 28, 2004. Under the terms of the line of credit, the Company may borrow up to $400,000 secured by substantially all of its assets, including a specific assignment of $500,000 key-man life insurance on the lives of the Company’s president and chief financial officer. In addition, the stockholders pledged all stock in the Company as security and have personally guaranteed the loan. During 2003, the Company added an additional line-of-credit to borrow up to $100,000 more under the same terms until March 15, 2004. Upon expiration, the $400,000 line-of-credit was renewed under the same terms through April 28, 2005 without the additional $100,000. As of December 31, 2003 and 2002, the Company had an outstanding balance borrowed against the lines-of-credit of $481,631 and $483,408, respectively. Interest is payable monthly at a variable rate of 1.5% above the highest prime rate published in the Wall Street Journal (5.50% at December 31, 2003). As part of the line-of-credit agreement, deposits to the Company’s lockbox are deposited into the Company’s bank account and the bank drafts 70% of the deposits to pay down the line-of-credit.

During 2003, the Company borrowed $17,000 from a majority stockholder with an agreement to repay the note within one week; therefore, no interest was charged on the note.

NOTE 5. LONG-TERM DEBT

Long-term debt at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Note payable to a financial institution in monthly installments of $6,000 including interest at prime plus 2.5% (6.5% at December 31, 2003), due on demand or January 20, 2006	$446,816	$—
Note payable to current stockholders	—	81,295
Note payable to a former stockholder in monthly installments of $3,500 including interest at 6%, due November 2005	79,000	112,000

	525,816	185,295
Less current maturities	485,402	104,571

	$40,414	$80,724

ALPHANATIONAL TECHNOLOGY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. LONG-TERM DEBT - continued

Future maturities of long-term debt are as follows:
2004	$485,402
2005	40,414

$525,816

NOTE 6. INCOME TAXES

     Income tax expense consists of the following for the years ended December 31, 2003 and 2002:

	2003	2002
Federal
Current	$108,648	$372,566
Deferred	(26,860)	(8,283)

	$81,788	$364,283

The estimated provision for income tax expense differs from the amount calculated by applying the statutory federal income tax rates to income before taxes due to expenses which are non-deductible for federal income tax purposes. The tax effects of temporary differences that give rise to the deferred tax assets at December 31, 2003 and 2002 are inventory reserves which are not deductible for tax purposes until realized.

NOTE 7. RELATED PARTY TRANSACTIONS

The Company paid approximately $43,000 and $7,650 to a shareholder for legal fees for the years ended December 31, 2003 and 2002, respectively.